UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 17, 2005

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number) Identification No.)	(I.R.S. Employer

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 17, 2005, Carrizo Oil & Gas, Inc. (the “Company”) entered into Amendment No.6 (the “Amendment”) to the Company’s Amended and Restated Incentive Plan (the “Incentive Plan”). The Amendment amends the Incentive Plan to, among other things, (1) explicitly state that any repricing of stock options granted under the Incentive Plan will require shareholder approval and (2) clarify that the Compensation Committee of the Board of Directors may administer the Incentive Plan with respect to awards made to non-employee directors, as well as to employees and independent contractors.

The foregoing description of Amendment No.6 is not complete and is qualified by reference to the complete Amendment No.6, which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Amendment No.6 to the Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer
Date:  August 19, 2005

EXHIBIT INDEX

10.1	Amendment No.6 to the Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc.